FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported):   December 20, 2000


                             THE VALSPAR CORPORATION


         Delaware                      1-3011                   36-2443580
----------------------------    -----------------------    -------------------
(State or other Jurisdiction   (Commission File Number)       (IRS Employer
    of Incorporation)                                      Identification No.)


1101 Third Street South, Minneapolis, Minnesota                   55415
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   (Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code:           (612)332-7371


                                 Not Applicable
 -------------------------------------------------------------------------------
         (former name or former address, if changed, since last report)


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Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

     On December 20, 2000, The Valspar Corporation (the "Company") completed the acquisition of Lilly Industries, Inc., pursuant to the terms of an Agreement and Plan of Merger dated June 23, 2000 (the "Agreement") among Lilly Industries, Inc. ("Lilly Industries"), the Company and Val Acquisition Corp., a wholly-owned subsidiary of the Company. Following the merger, Lilly Industries became a wholly-owned subsidiary of the Company.

     Lilly Industries is an industrial coatings and specialty chemicals manufacturer with reported net sales of $656.2 million in fiscal 1999 with 26 manufacturing plants worldwide, including plants or sales offices in the United States, Australia, Canada, China, Germany, Ireland, Malaysia, Mexico, Singapore, Taiwan and the United Kingdom.

     Lilly Industries' products include wood coatings for furniture, building products and kitchen cabinets, metal coatings for building products, appliances and agricultural and construction equipment, and composites and glass coatings for the marine, transportation and global mirror industries.

     Pursuant to the Agreement, the Company acquired all outstanding shares of Lilly Industries common stock for $31.75 per share in cash. The total value of the transaction is approximately $975 million, including the assumption of $213 million in debt.

     The consideration for the acquisition was financed with borrowings from the Company's primary credit facility with a syndicate of 32 banks led by The Chase Manhattan Bank, as Administrative Agent, Bank of America, N.A., Citicorp USA, Inc., and Wachovia Bank, N.A., as Co-Syndication Agents and Co-Documentation Agents.

Item 7.  Financial Statements and Exhibits
------------------------------------------

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is currently impracticable to provide the required financial statements of the acquired business. Pursuant to paragraph (a)(4) of
         Item 7 of Form 8-K, such financial information will be filed by amendment not later than 60 days after the due date of this report on Form 8-K.

         (b) PRO FORMA FINANCIAL INFORMATION.

         It is currently impracticable to provide the required pro forma financial information. Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, such financial information will be filed by amendment not later than 60 days after the due date of this report on Form 8-K.

         (c) EXHIBITS.

         1 Agreement and Plan of Merger between Lilly Industries, Inc., Val Acquisition Corp. (a wholly-owned subsidiary of the registrant) and the registrant made and entered into as of June 23, 2000, incorporated by reference to Appendix A to the Definitive Proxy Statement filed by Lilly Industries, Inc. on August 22, 2000.


                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         THE VALSPAR CORPORATION


         By /s/Rolf Engh
            --------------------
         Name:   Rolf Engh
         Title:  Secretary

         Date:   January 4, 2001